UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue, Suite A

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2016, Trovagene, Inc. (the “Company”) terminated the employment of CEO Antonius Schuh and CFO Stephen Zaniboni for cause and has filed a complaint against Dr. Schuh and Mr. Zaniboni for, among other things, breach of fiduciary duty.  The complaint was filed in the Superior Court of the State of California for the County of San Diego.  The Company alleges that Dr. Schuh and Mr. Zaniboni failed to present a lucrative corporate opportunity to the Company concerning promising new therapeutics in the field of precision medicine and instead took that opportunity for their own personal benefit.  The complaint asks that Dr. Schuh and Mr. Zaniboni be required to turn over their interests in these new therapeutics to the Company.

On March 28, 2016, the Company appointed Dr. Thomas Adams, the Company’s Chairman of the Board, as CEO on an interim basis.  Dr. Adams will serve as the Company’s principal executive officer. Dr. Adams does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K

Dr. Adams has been the Company’s Chairman of the Board since April 2009.   From June 2005 through 2011, Dr. Adams served as a director of IRIS International, Inc., a diagnostics company, and served as Chief Technology Officer of IRIS since April 2006.  Dr. Adams was the Head of Iris Molecular Diagnostics from 2006 until November 2012 and served as the President of Iris Personalized Medicine.  In November 2012, IRIS was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS.  Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997.  Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989.  Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside.

Dr. Adams does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

The Company announced the termination of Dr. Schuh and Mr. Zaniboni and the appointment of Dr. Adams in a press release dated March 28, 2016, a copy of the press release of which is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 8.01.                                        Other Events.

On March 29, 2016, the Company announced that its interim CEO Thomas Adams, Ph.D., will host an investor conference call on Tuesday, March, 29, 2016 at 9:00 a.m. Eastern Daylight Time (6:00 a.m. Pacific Daylight Time). A copy of the press release is attached hereto as Exhibit 99.2 to this Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Trovagene, Inc. dated March 28, 2016.

99.2	Press Release of Trovagene, Inc. dated March 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         March 29 2016

TROVAGENE, INC.

By:	/s/ Thomas Adams
Thomas H. Adams
Chairman and Interim Chief Executive Officer